UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 19, 2024

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2024, reAlpha Tech Corp. (the “Company”) announced that it has appointed William B. Miller as the Company’s Chief Financial Officer (and principal financial and accounting officer), effective as of August 19, 2024. In connection with his appointment, Mr. Miller will serve as principal financial and accounting officer of the Company, succeeding Michael J. Logozzo, who served as the interim Chief Financial Officer during the search for a permanent Chief Financial Officer and Mr. Logozzo will continue to serve as the Company’s Chief Operating Officer and President.

Mr. Miller, age 43, brings over 20 years of finance reporting and leadership skills. Before joining the Company, from January 2019 to March 2024, Mr. Miller served as Chief Accounting Officer of Sunlight Financial Holdings Inc. (“Sunlight”), a previously publicly traded technology-enabled point-of-sale finance company that provide homeowners with financing for the installation of residential solar systems and other home improvements, which filed for protection under Chapter 11 of the federal bankruptcy code in December 2023, where he managed Sunlight’s financial reporting, accounting policy and procedures and internal controls. Prior to Sunlight, from October 2015 to March 2018, Mr. Miller served as Chief Financial Officer and Treasurer of KKR Real Estate Finance Trust Inc., a commercial mortgage real estate investment trust (“REIT”) externally managed by Kohlberg Kravis Roberts & Co. Inc. (“KKR”), a global investment firm, where he oversaw all aspects of the REIT’s financial and organizational strategy involving capital raises, capital structure and financial and regulatory reporting. From January 2009 to August 2015, Mr. Miller served in a variety of roles with Fortress Investment Group LLC, a diversified global investment management firm, including Controller of New Residential Investment Corp., a REIT primarily focused on investing in residential mortgage related assets, and Vice President of Finance, where he led accounting, finance and treasury operations. Mr. Miller received a B.S.B.A in Accounting and Finance and a B.S. in Computer Information Science from the Ohio State University.

In connection with his appointment, the Company entered into an employment offer letter with Mr. Miller, which sets forth the terms of Mr. Miller’s services as Chief Financial Officer and his compensation arrangement, effective as of August 19, 2024 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Miller will receive (i) an annual base salary of $250,000 (the “Base Salary”), which will be reviewed annually by the compensation committee of the Board (the “Compensation Committee”) and may be increased by the Compensation Committee at any time for any reason, (ii) an annual cash incentive bonus in an amount equal to 66.7% of his then Base Salary (pro-rated based on the number of months he was in the role during the year) based on the achievement of certain performance targets to be established by the Compensation Committee, which bonus will be payable no later than two and a half months after the fiscal year to which the performance targets relate to, and (iii) certain other benefits such as unlimited vacation, health insurance and others. Mr. Miller is also eligible to participate in the Company’s 2022 Equity Incentive Plan (the “Plan”), and may receive equity awards pursuant to the Plan and in accordance to the Company’s long-term equity incentive awards program (the “LTI Awards”), which LTI Awards are subject to certain performance criteria and metrics that will be established by the Compensation Committee, including satisfying financial, operational and other metrics. Mr. Miller or the Company may terminate the Offer Letter at any time upon written notice to the other party, and it contains customary confidentiality provisions, intellectual property assignment provisions and a non-compete for a period of one year following the termination of his employment.

The foregoing description of the Offer Letter does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

There is no arrangement or understanding between Mr. Miller and any other person pursuant to which he was selected as Chief Financial Officer (and principal financial and accounting officer). Mr. Miller has no family relationships with any of our directors or executive officers, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On August 21, 2024, the Company issued a press release announcing Mr. Miller’s appointment. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K. The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	William B. Miller’s Offer Letter, effective as of August 19, 2024.
99.1**	Press Release, dated August 21, 2024.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2024	reAlpha Tech Corp.

	By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer

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